Exhibit 99.1

ECHOSTAR COMMUNICATIONS CORPORATION

Dear Stockholder:

     Enclosed is an updated Form 1099-DIV that reports the final tax characteristics of the cash distribution paid to EchoStar stockholders on December 14, 2004. We are providing this information to you as required by Internal Revenue Service regulations to aid you in the preparation of your 2004 income tax return.

     The enclosed updated Form 1099-DIV, is provided for informational purposes, and should not be considered tax advice. Investors should contact their tax advisor for guidance on the proper tax treatment and consequences of the distribution. Thank you for your continued support of EchoStar.

Sincerely,

EchoStar Communications Corporation

9601 South Meridian Blvd. • Englewood, CO 80112 • Tel: (303)723-1000